Consent of Independent Auditors




The Board of Directors
Trans Adviser Funds, Inc.:


We consent to the use of our report dated October 18, 1996 included herein and to the reference to our Firm under the heading "Financial Highlights" in the Prospectus.


                               KPMG Peat Marwick LLP



Boston, Massachusetts
June 18, 1997